UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2011

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2011, TVA amended its Supplemental Executive Retirement Plan by amending the definition of “Date of Benefit Commencement” to mean the date benefit payments begin upon the later of (a) the date the participant turns age 55 or (b) the date of the participant’s separation from service.  A copy of the amendment is attached as Exhibit 10.1.

Item 8.01 Other Events.

The TVA Board of Directors (“Board”), at its August 18, 2011 public meeting, approved an adjustment addendum which increases existing base wholesale rate charges and which is expected to result in an increase of approximately two percent in total existing wholesale rate charges.  It is anticipated that the adjustment to base rates will generate an additional $234 million in revenue.  The rate adjustment is effective October 1, 2011.

During its public meeting, the Board also approved a plan to finish construction of Bellefonte Nuclear Plant (“Bellefonte”) Unit 1, located in Hollywood, Alabama.  TVA began construction of Bellefonte Unit 1 in 1974 but placed the site in deferred status in 1988.  Bellefonte Unit 1 is scheduled to be completed in 2018-2020, at an estimated additional cost of $4.9 billion.

The Board also approved TVA’s acquisition of the Magnolia Combined Cycle Power Plant (“Magnolia”) from Magnolia Energy L.P., a subsidiary of Kelson Energy.  The Magnolia facility is a three-unit natural gas-fired combined cycle plant with approximately 900 MW of net summer dependable capacity located in Benton County, Mississippi, and has been a source of purchased power for TVA since the plant began operation in 2003.   TVA executed a purchase agreement for Magnolia for $436 million on July 6, 2011, and closing of the acquisition was contingent on, among other things, approval by the Board and the Federal Energy Regulatory Commission (“FERC”).  FERC approved the transaction on August 17, 2011.   TVA anticipates that the transaction will close on or about August 31, 2011.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Amendment Dated as of August 16, 2011, to the Tennessee Valley Authority Supplemental Executive Retirement Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                Tennessee Valley Authority
                   (Registrant)

Date:  August 22, 2011                                                                         /s/ John M. Thomas, III
                  John M. Thomas, III
                 Chief Financial Officer

EXHIBIT INDEX
This exhibit is filed pursuant to Item 5.02 hereof.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Amendment Dated as of August 16, 2011, to the Tennessee Valley Authority Supplemental Executive Retirement Plan.